Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of E*TRADE Financial Corporation of our reports dated February 26, 2013, relating to the consolidated financial statements of E*TRADE Financial Corporation and subsidiaries and the effectiveness of E*TRADE Financial Corporation and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of E*TRADE Financial Corporation for the year ended December 31, 2012.

Filed on Form S-3:
Registration Statement Nos.:	333-104903, 333-41628, 333-124673, 333-129077, 333-130258, 333-136356, 333-150997, 333-156570, 333-158636, 333-181390

Filed on Form S-4:
Registration Statement Nos.:	333-91467, 333-62230, 333-117080, 333-129833

Filed on Form S-8:
Registration Statement Nos.:	333-12503, 333-52631, 333-62333, 333-72149, 333-35068, 333-35074, 333-37892, 333-44608, 333-44610, 333-54904, 333-56002, 333-113558, 333-91534, 333-125351, 333-81702, 333-159653, 333-168939

/s/ Deloitte & Touche LLP

McLean, Virginia

February 26, 2013